UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 14, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement.

On May 14, 2015, MSB Financial Corp., a federal corporation (“MSB Financial – Federal”), MSB Financial Corp., a Maryland corporation (“MSB Financial – Maryland”), MSB Financial, MHC, a federally  chartered mutual holding company (the “MHC”) and Millington Savings Bank, a New Jersey-chartered stock savings bank (the “Bank”) entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”) who will act as financial advisor in connection with MSB Financial – Maryland’s stock offering and assist in the marketing of MSB Financial – Maryland’s common stock.

For these services, KBW will receive a management fee of $35,000 and a success fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription offering and 1.25% of the aggregate purchase price of shares sold in the community offering, in each case excluding shares sold to directors, officers or employees (or their family members) and shares sold to the Bank’s employee stock ownership plan and any other tax-qualified or stock-based plans with a minimum fee of $250,000.  The management fee will be credited against the success fee.  KBW will also be reimbursed for its expenses including fees and expenses of counsel and shall receive a fee of $25,000 for certain records management services.

The shares of MSB Financial – Maryland common stock have been registered pursuant to the Securities Act of 1933, as amended pursuant to a Registration Statement on Form S-1 that was declared effective on May 14, 2015.

The following description of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events.

On May 20, 2015, MSB Financial – Maryland and the MHC received the conditional approval of the Federal Reserve Board to commence the second-step conversion and the offering of common stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                    Financial Statements and Exhibits.

(d)   Exhibits:

    Exhibit 1.1 - Agency Agreement dated May 14, 2015 (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

Date:	May 20, 2015	By:	/s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer
(Duly Authorized Officer)